Exhibit 99.2

CONFEDERATE MOTOR COMPANY, INC.

Financial Statements

December 31, 2007 and 2006

TABLE OF CONTENTS

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Confederate Motor Company, Inc.
Birmingham, Alabama

We have audited the accompanying balance sheets of Confederate Motor Company, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Confederate Motor Company, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Birmingham, Alabama
October 15, 2008

CONFEDERATE MOTOR COMPANY, INC.
Balance Sheets
December 31, 2007 and 2006

	2007	2006
Assets
Current assets
Cash and cash equivalents	$10,899	$60,953
Inventory	260,654	109,062
	271,553	170,015
Property and equipment, net	150,910	38,907
Other assets	21,000	21,000
	$443,463	$229,922
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$170,290	$60,547
Accrued salaries	23,650	-
Deferred revenue	492,504	424,369
Warranty reserve	8,000	9,350
Other accrued expenses	67,540	15,679
Current portion of notes payable	45,580	20,350
Current portion of capital leases	21,400	-
	828,964	530,295
Notes payable, less current portion	211,131	126,860
Capital leases, less current portion	70,114	-

Stockholders’ deficit
Class C preferred stock, no par value, $17,500 liquidation
value, 50,000 shares authorized, 57.1430 shares issued
and outstanding	-	-
Class B common stock, no par value, 50,000 shares
authorized, no shares issued at December 31, 2007 and 2006	-	-
Class A common stock, no par value, 50,000 shares
authorized, 132.6736 and 133.3330 shares issued and
outstanding at December 31, 2007 and 2006, respectively	-	-
Additional paid-in capital	1,838,000	1,396,000
Stock subscriptions	(50,000)	-
Accumulated deficit	(2,454,746)	(1,823,233)
	(666,746)	(427,233)
	$443,463	$229,922

See notes to financial statements.

CONFEDERATE MOTOR COMPANY, INC.
Statements of Operations
Years ended December 31, 2007 and 2006

	2007	2006
Sales	$1,771,665	$890,207

Cost of goods sold	(1,391,452)	(737,522)

Gross profit	380,213	152,685

Operating expenses	998,049	852,760

Loss from operations	(617,836)	(700,075)

Other income (expense)
Other income	11,000	685
Interest, net	(24,677)	(14,182)
	(13,677)	(13,497)

Net loss	$(631,513)	$(713,572)

Loss per share	$(3,321)	$(3,746)

Average shares outstanding	190.1463	190.4760

See notes to financial statements.

CONFEDERATE MOTOR COMPANY, INC.
Statements of Stockholders’ Deficit
Years ended December 31, 2007 and 2006

	Preferred Stock Shares	Common Stock Shares	Additional Paid-In Capital	Stock Subscriptions	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2005	57.1430	133.3330	$1,396,000	$-	$(1,109,661)	$286,339

Net loss	-	-	-	-	(713,572)	(713,572)

Balance at December 31, 2006	57.1430	133.3330	1,396,000	-	(1,823,233)	(427,233)

Issuance of common stock	-	34.4656	560,000	(50,000)	-	510,000

Redemption of common stock	-	(35.1250)	(118,000)	-	-	(118,000)

Net loss	-	-	-	-	(631,513)	(631,513)

Balance at December 31, 2007	57.1430	132.6736	$1,838,000	$(50,000)	$(2,454,746)	$(666,746)

See notes to financial statements.

CONFEDERATE MOTOR COMPANY, INC.
Statements of Cash Flows
Years ended December 31, 2007 and 2006

	2007	2006
Operating activities
Net loss	$(631,513)	$(713,572)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	39,033	16,271
Change in operating assets and liabilities
Inventory	(151,592)	(109,062)
Accounts payable	109,743	60,547
Accrued salaries	23,650	-
Other accrued expenses	51,861	15,679
Deferred revenue	168,135	84,269
Warranty reserve	(1,350)	9,350
Net cash used in operating activities	(392,033)	(636,518)

Investing activities
Purchases of property and equipment	(5,604)	(51,619)
Net cash used in investing activities	(5,604)	(51,619)

Financing activities
Proceeds from notes payable	-	25,000
Repayment of notes payable	(27,127)	(11,819)
Repayment of capital leases	(17,290)	-
Proceeds from issuance of stock	510,000	-
Redemptions of stock	(118,000)	-
Net cash provided by financing activities	347,583	13,181

Net decrease in cash and cash equivalents	(50,054)	(674,956)

Cash and cash equivalents at beginning of year	60,953	735,909

Cash and cash equivalents at end of year	$10,899	$60,953

See notes to financial statements.

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Confederate Motor Company, Inc. (the “Company”) was founded in 1991 and is one of the world’s leading manufacturers of handcrafted street motorcycles of superior design, structure, and quality.  The Company currently offers two models of motorcycles: the F131 Hellcat and the B120 Wraith.   The Company has been operational since February of 2003 and was formerly located in New Orleans, Louisiana.  The Company moved in December 2005 and is now headquartered in Birmingham, Alabama.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Management believes that the estimates utilized in preparing the Company’s financial statements are reasonable and prudent; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents.  The Company maintains cash depository accounts which at times, may exceed federally insured limits.  The risk is managed by maintaining all deposits in high quality financial institutions.  These amounts represent actual account balances held by the financial institution at the end of the period, and unlike the balance reported in the financial statements, the account balances do not reflect timing delays inherent in reconciling items such as outstanding checks and deposits in transit.

Inventory

Inventory is valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment.  Maintenance, repairs, and minor renovations are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.  The Company provides for depreciation of property and equipment using the straight-line method designed to amortize costs over the estimated useful lives or the term of the lease, as appropriate.  The estimated useful lives are as follows:  vehicles, 5 years; furniture and fixtures, 3 to 5 years; equipment, 3 to 5 years; and leasehold improvements, 2.5 years.

Revenue Recognition

Revenues from the sale of motorcycles and equipment are recognized when products are delivered or shipped.  Advance payments from customers are typically required and are shown as deferred revenue in the accompanying balance sheets.  The Company recognizes revenue from repair services in the same month the service is provided.

Income Taxes

The Company provides for income taxes currently due and for the expected future tax effects of temporary differences between book and tax bases of assets and liabilities. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

Advertising Costs

Advertising costs are expensed as incurred and are included in operating expenses in the accompanying statements of operations.  Advertising costs totaled $76,871 and $24,457 for the years ended December 31, 2007 and 2006, respectively.

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Research and Development Costs

Research and development costs are expensed as incurred and are included in operating expenses in the accompanying statements of operations.  Research and development costs totaled $161,052 and $245,521 for the years ended December 31, 2007 and 2006, respectively.

Shipping and Handling Costs

The Company records shipping and handling costs billed to the customer and shipping and handling expenses in cost of sales.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, property and equipment consisted of the following:

	2007	2006
Vehicles	$36,628	$-
Furniture and fixtures	11,734	11,734
Equipment	119,068	4,661
Leasehold improvements	39,886	39,886
	207,316	56,281
Less accumulated depreciation	56,406	17,374
	$150,910	$38,907

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 3 - NOTES PAYABLE

At December 31, notes payable consisted of the following:

	2007	2006
Government agency note payable due August 12, 2013,
prime plus 2.75% rate of interest (10.50% and 11.00% at
December 31, 2007 and 2006, respectively) , principal
and interest payable monthly, unsecured	$112,208	$124,687

Bank note payable due August 18, 2009, prime rate of interest with an 8.25% minimum rate (8.25% at December 31, 2007
and 2006), principal and interest payable monthly, secured by
all assets of the Company	14,656	22,523

Bank note payable due July 18, 2012, 7.95% fixed rate of
interest, principal and interest payable monthly, secured
by Company vehicle	34,097	-

Customer note payable due October 15, 2008, 7.00% fixed
rate of interest, principal and interest payable monthly,
unsecured	95,750	-
	256,711	147,210
	45,580	20,350
Less current portion	$211,131	126,860

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 3 - NOTES PAYABLE - Continued

At December 31, 2007, principal maturities of notes payable are as follows:

2008	$45,580
2009	45,410
2010	42,583
2011	46,145
2012	46,249
Thereafter	30,744
$256,711

NOTE 4 - CAPITAL LEASES

During the year ended December 31, 2007, the Company entered into several capital lease agreements to finance the purchase of computers and other equipment.  The capitalized cost and accumulated depreciation of the computers and equipment totaled $108,804 and $14,403, respectively at December 31, 2007.

At December 31, 2007, future minimum payments due under the capital lease agreements are as follows:

2008	$30,762
2009	29,193
2010	29,193
2011	19,449
2012	3,971
Future minimum lease payments	112,568
Less amount representing interest	21,054
Present value of minimum lease payments	91,514
Less current portion	21,400
Long-term capital leases	$70,114

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 5 - INCOME TAXES

The Company’s deferred tax assets are primarily related to net operating loss (NOL) carryforwards.  Realization of deferred tax assets associated with NOL carryforwards and reversal of other temporary differences is dependent upon generating sufficient taxable income prior to expiration of the NOL carryforwards.  The Company’s net operating loss carryforwards totaled approximately $2.3 million and $1.6 million at December 31, 2007 and 2006, respectively and will expire on various dates between 2023 and 2027.  As of December 31, 2007 and 2006, the Company had recorded a 100% valuation allowance against the deferred tax assets.  This represents an increase of approximately $237,000 in the valuation allowance from December 31, 2006 to December 31, 2007.  Management believes that a valuation allowance is appropriate due to the Company’s history of operating losses and the uncertainty of long term estimates of future taxable income.  As such, the Company has recorded no income tax benefit in the accompanying financial statements.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases facility space under a non-cancelable operating lease obligation.  At December 31, 2007, future minimum lease payments due under the operating lease obligation for the year ending December 31, 2008 totals $48,876

Rent expense paid under the operating lease obligation totaled $53,515 and $9,347 for the years ended December 31, 2007 and 2006, respectively.

CONFEDERATE MOTOR COMPANY, INC.
Notes to Financial Statements
December 31, 2007 and 2006
(Continued)

NOTE 7 - PREFERRED STOCK

The Company’s stock is divided into three classes.  Class A stock has full voting rights together with all other rights held by shareholders pursuant to Louisiana Business Corporation Law.  Class B and Class C stock have the same rights as Class A stock, except that holders of Class B and Class C stock are not entitled to vote.

Holders of Class C stock are entitled to receive dividends when and as declared by the Board of Directors of the Company and to share ratably in the assets of the Company available for distribution in the event of a liquidation, dissolution, or winding up of the Company prior to any holders of Class A and Class B stock of the Company, until the holders of Class C stock have received a return of the total of the original purchase price paid to the Company.  The original purchase price paid to the Company for Class C stock totaled $1,000,000 at December 31, 2007 and 2006.

NOTE 7 - PREFERRED STOCK - Continued

The issuance of authorized but unissued shares of any class by the Company that would result in a dilution of more than 33.333% to the holders of Class A stock will include an issuance to the holders of Class C stock in an amount so as not to cause a dilution of the equity ownership by more than 10%.

NOTE 8 - SUPPLEMENTAL CASH FLOW DISCLOSURES

Net cash used in operating activities reflects cash payments for interest of $23,665 and $13,396 for the years ended December 31, 2007 and 2006, respectively.  During the year ended December 31, 2007, the Company converted a customer prepayment totaling $100,000 to a note payable.  During the year ended December 31, 2007, the Company purchased a vehicle totaling $36,628 through the assumption of a note payable and purchased computers and equipment totaling $108,804 through capital leases.

NOTE 9 - SUBSEQUENT EVENTS

In March 2008, the Company signed a distribution agreement with a party based in Dubai.  In connection with the agreement, the Company received an upfront fee of $300,000 for the exclusive rights to sell and distribute the Company’s motorcycles in the Middle East region

In June 2008, the Company entered into an agreement whereby the Company may merge with a public company.  In connection with the agreement, the Company obtained a convertible bridge loan totaling $200,000.

During the first nine months of 2008, the Company sold additional Class A stock totaling $150,000.